                                                                     EXHIBIT 3.1


                         CERTIFICATE OF INCORPORATION

                                      OF

                           AECOM MERGER CORPORATION

                           (a Delaware Corporation)

                                     Name
                                     ----

          One:  The name of the corporation is   AECOM Merger Corporation
(hereinafter called the "Corporation").

                                    Address
                                    -------

          Two: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is CT Corporation System.

                                    Purpose
                                    -------

          Three: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                               Authorized Shares
                               -----------------

          Four: The total number of shares which the Corporation shall have authority to issue is one thousand (1,000) shares, all of which shall be shares of Common Stock with a par value of $0.001 per share.

                             Incorporator Address
                             --------------------

          Five:  The name and mailing address of the incorporator is as follows:


Name                                               Mailing Address
----                                               ---------------
Heather Wilson                                     O'Melveny & Myers LLP
                                                   400 South Hope St.
                                                   Los Angeles, CA 90071

                                Director Power
                                --------------

          Six: The directors shall have the power to adopt, amend or repeal Bylaws, except as may otherwise be provided in the Bylaws.
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                              Director Liability
                              ------------------

          Seven: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented.

                              Corporation Rights
                              ------------------

          Eight: The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.

          I, the undersigned being the sole incorporator hereinbefore named, for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 6th day of February, 2002.



                                    /s/ Heather Wilson
                                    ----------------------------
                                    Heather Wilson
                                    Incorporator